DEFERRAL AND WAIVER AGREEMENT

     THIS DEFERRAL AND WAIVER AGREEMENT is made and entered into this 28th day of September, 2000 ("EFFECTIVE DATE"), by and between BANK ONE, COLORADO, N.A., a national banking association ("LENDER") and VARI-L, INC., a Colorado corporation (the "BORROWER"). Capitalized terms used in this Deferral and Waiver Agreement and not defined herein shall have the meaning set forth in the Loan Documents.

                            RECITALS

     A. On March 24, 2000, the Lender and Borrower entered into a Revolving Loan Agreement ("LOAN AGREEMENT"), Revolving Note, General Security Agreement and other documents executed by or on behalf of the Borrower to the Lender in connection with the Revolving Loan (collectively, the "Loan Documents"). Pursuant to the terms of the Loan Agreement, Lender agreed to make Revolving Advances of the Revolving Loan to the Borrower.

     B. Borrower hereby acknowledges that as of the date hereof, it is and continues to be in default under the Loan Documents and is unable to cure certain defaults.

     C. Borrower has requested that Lender enter into this Deferral and Waiver Agreement in order to give the Borrower time to undertake diligent efforts to develop and implement a business plan to resolve certain issues.

     D. Lender is willing to enter into this Deferral and Waiver Agreement, but only upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, the parties do hereby agree as follows:

     1. AFFIRMATION OF RECITALS. The Recitals set forth above are true and correct and are incorporated herein by this reference.

     2. ACKNOWLEDGMENT OF DEFAULT. Borrower acknowledges that it is in default of certain loan covenants, representations, obligations and warranties under the Loan Documents, including, but not limited to the following: Litigation (Section 5.5 of the Loan Agreement); Full Disclosure (Section 5.10 of the Loan Agreement); Financial Condition (Section 5.13 of the Loan Agreement); Financial Statements (Section 6.2 of the Loan Agreement); Notices (Section 6.8 of the Loan Agreement); and Financial Covenants (Section 6.14 of the Loan Agreement) (collectively the "Existing Events of Default").

     3. LENDER'S FORBEARANCE. Provided that Borrower is not in default under the terms of this Deferral and Waiver Agreement, Lender agrees: (a) not to declare any further Events of Default under the Loan Documents; (b) not to accelerate the amounts due under the Loan Documents; and, (c) to forbear, defer and otherwise refrain from exercising its other rights and remedies under the Loan Documents for the period from the Effective Date through December 15, 2000 (the "DEFERRAL PERIOD"). Principal payments together with accrued interest (as calculated pursuant to paragraph 4 below) plus a fee of $24,750.00 shall be due and payable on the Effective Date.

     4. INTEREST RATE ON REVOLVING LOAN. From and after July 20, 2000, interest on the unpaid principal due with respect to the Revolving Loan shall accrue and be payable at the rate of the Prime Rate (as defined in the Loan Agreement) plus one and one-half percent to move with Prime ("TMWP") payable at times determined under the Loan Documents. Upon the occurrence of any Event of Default of this Deferral and Waiver Agreement, in the Lender's sole discretion and without waiving any of its other rights and remedies, the amount due on the Revolving Loan shall bear interest at the Default Rate of Prime plus five percent. Borrower agrees that interest shall no longer be applied at the LIBOR or Adjusted LIBOR Rate.

     5. PRINCIPAL REDUCTION PAYMENT. Notwithstanding any other provision of the Loan Documents to the contrary, Borrower agrees as part of this Deferral and Waiver Agreement and in consideration for Lender's forbearance to pay to Lender as a principal reduction payment under the Revolving Loan the amount of $1,600,000 in cash, certified or cashiers check, other current funds or wire transfer funds on the Effective Date. Provided there are no Events of Default and subject to paragraph 6 below, no other principal payment shall be due during the Deferral Period.

     6. BORROWING BASE. During the Deferral Period the Borrower shall establish and maintain its Borrowing Base at a value of no less than $9,900,000 as calculated based on the following criteria:

          a.   raw materials                        30%
          b.   work in progress                      0%
          c.   finished goods                       60%
          d.   accounts receivable (aged            80%
               less than 90 days)
          e.   fixed assets (exclusive of           30%
               leasehold improvements)

For purposes of determining the Borrowing Base: (a) raw materials and finished goods shall be valued using the standard costs employed by Borrower in its books and records; (b) accounts receivable shall be valued at the amount set forth in the Borrower's books and records, net of reserves and credits; (c) fixed assets shall be valued on an original cost basis. Fixed assets financed by a person or entity other than Lender shall be excluded from the Borrowing Base. The Borrower shall determine its Borrowing Base bi-monthly (as of the 15th and the last day of each month), the results of which Borrower shall provide Lender within ten business days thereafter. If any bi-monthly report provided to Lender in accordance with this paragraph 6 reflects that the Borrowing Base (as determined by the foregoing criteria) is less than $9,900,000, Borrower shall immediately pay to Lender an amount equal to any shortfall between the Borrowing Base and $9,900,000 (the "Shortfall Payment"). With the exception of a Shortfall Payment that may result from the December 15, 2000 determination of the Borrowing Base, Borrower may deposit any other Shortfall Payment into a Lender-controlled disbursement account where it shall remain until the next determination of the Borrowing Base (a "Shortfall Deposit"). If at the next determination of the Borrowing Base, the Borrowing Base is at least $9,900,000, the previous Shortfall Deposit shall be released to the Borrower. Conversely, if as a result of the next determination of the Borrowing Base, the Borrowing Base is again less than $9,900,000, the Shortfall Deposit shall be released to the Lender and Borrower shall deposit into the disbursement account an amount equal to the Shortfall Payment less the amount of all Shortfall Deposits released to the Lender. The failure of Borrower to timely pay the Shortfall Payment to Lender shall constitute an Event of Default hereunder.

     7. RESTRICTION ON REVOLVING LOAN. Notwithstanding any other provision of the Loan Documents to the contrary and in consideration of Lender's forbearance, Borrower agrees that the amount available to Borrower under the Revolving Loan is $9,900,000 and upon any principal reduction payment by Borrower of such amount, Borrower shall not have the ability to reborrow any further amounts otherwise available under the Revolving Loan.

     8. NO REVOLVING ADVANCE. Notwithstanding any other provision of the Loan Documents to the contrary, Borrower acknowledges that until further agreement by the Lender, the Lender shall have no obligation to make any additional Revolving Advance under the Revolving Loan.

     9. COVENANT NOT TO LIEN OR ENCUMBER. Borrower shall not permit the Collateral to be encumbered by any security interest except for the benefit of the Lender; provided, however, that subject to the Lender's approval, Borrower may grant liens, security interests or other encumbrances solely on equipment it acquires after the Effective Date. Lender's approval shall not be unreasonably withheld.

     10. SUCCESSORS AND ASSIGNS. The parties agree that this Deferral and Waiver Agreement and the Revolving Note shall be binding upon, and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns; except that the Borrower may not transfer or assign any of its rights or obligations hereunder without the Lender's prior written consent.

     11. WAIVER OF EVENTS OF DEFAULT. Provided that the Borrower is not in default hereunder, Lender agrees, only during the Deferral Period, to waive the Existing Events of Default under the Loan Documents. Subsequent to the Deferral Period, Lender may exercise any right, remedy, power or privilege available under the Loan Documents or under this Deferral and Waiver Agreement.

     12. NO DEFENSES, WAIVERS. As of the date of this Deferral and Waiver Agreement, the Borrower acknowledges that it has no defense, offset, or counterclaims to any of Borrower's obligations under the Loan Documents. To the extent that any such defenses, claims or offsets exist as of the date hereof, they are hereby waived and released by Borrower in consideration of Lender's execution of this Deferral and Waiver Agreement. Borrower has duly authorized, executed and delivered this Deferral and Waiver Agreement to Lender, and the Borrower acknowledges that the Loan Documents are valid and enforceable in accordance with their terms against the Borrower.

     13. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Deferral and Waiver Agreement:

          (a) a materially false or misleading representation or warranty contained in this Deferral and Waiver Agreement, or the existence of a misrepresentation of fact or fraud contained in any document or information submitted or communicated to Lender on or after August 8, 2000, in support of this Deferral and Waiver Agreement;

          (b) material breach or violation of any terms, covenant or condition contained in this Deferral and Waiver Agreement; and

          (c) any other Event of Default under any of the Loan Documents subsequent to the Effective Date other than any of the Existing Events of Default or other than an act or omission that would again become an Event of Default solely by the passage of time.

     14. TERMINATION; REMEDIES. Immediately following the occurrence of any default under this Deferral and Waiver Agreement, Lender may, at its option, (a) terminate its obligations to waive the defaults set forth in paragraph 2 and terminate its obligations to defer payments as contained herein without notice or demand to the Borrower and (b) pursue any other remedies available to it under the Loan Documents or otherwise. If not sooner terminated, Lender's obligation to waive the defaults set forth in paragraph 2 and defer payments as set forth herein shall terminate automatically and without notice to or action by Borrower on December 15, 2000.

     15. NO WAIVER OF REMEDIES. Lender expressly reserves any and all rights and remedies available to it under this Deferral and Waiver Agreement and the Loan Documents, at law or in equity in the event the Borrower defaults under this Deferral and Waiver Agreement. No failure to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Deferral and Waiver Agreement and the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or in equity. No notice to or demand upon the Borrower in any instance shall, in itself, entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

     16. INSPECTION OF PROPERTY, BOOKS AND RECORDS. In accordance with Lender's right of inspection set forth in Section 6.7 of the Loan
Agreement, Lender's authorized officers, employees and agents shall have the specific right to inspect (and make copies of or abstracts therefrom) the accounts receivable, at the expense of the Borrower and at any reasonable time and as often as the Lender may reasonably request.

     17. APPRAISAL OF EQUIPMENT. Lender's authorized officers, employees and agents shall have the right to obtain an appraisal of any equipment of Borrower, at Borrower's expense, and to inspect Borrower's equipment at any reasonable time and as often as Lender may reasonably request. Lender agrees to provide Borrower with a copy of third-party appraisals Lender obtains during the Deferral Period.

     18. REPORTING. Borrower shall promptly apprise and inform Lender of all significant pleadings and Court Orders concerning any lawsuits or governmental proceedings in which Borrower is a party, all decisions of the Security Exchange Commission and NASDAQ that concern Borrower, all actions and lawsuits filed with any Court or governmental agency subsequent to the Effective Date and all significant developments that concern Borrower.

     19. EXPENSES; ATTORNEYS' FEES. In addition to all other amounts that are now due or may hereafter become due to Lender under the Loan Documents or this Deferral and Waiver Agreement, the Borrower shall reimburse Lender for all amounts reasonably incurred by or on behalf of Lender for attorneys' fees, recording expenses, title insurance fees, UCC searches, and all other reasonable expenses incurred by or on behalf of Lender by reason of the matters specified herein and for the preparation of this Deferral and Waiver Agreement and all other documents necessary and required to effectuate the provisions hereof including, without limitation, all reasonable costs and expenses with respect to the Borrower's compliance with the terms and conditions hereof and Lender's enforcement thereof. Borrower shall reimburse Lender for all outstanding attorneys' fees, costs and expenses within 15 days notice of such attorneys' fees, costs and expenses. In the event any dispute shall arise concerning the subject matter of this Deferral and Waiver Agreement, Lender shall be entitled to recover from the Borrower its reasonable attorneys' fees and costs incurred in the enforcement of any of the provisions set forth herein. The rights and remedies of Lender contained in this paragraph shall be in addition to, and not in lieu of, the rights and remedies contained in the Loan Documents and as provided by law.

     20. GOVERNING LAW. This Deferral and Waiver Agreement shall be construed in accordance with the laws of the State of Colorado.

     21. DISPUTE RESOLUTION. Section 10.11 Waiver of Right to Trial by Jury, Section 10.15 Submission to Jurisdiction/Service of Process and
Section 10.16 Limitation of Liability of the Loan Agreement specifically apply to this Deferral and Waiver Agreement and are incorporated herein as if fully set forth. Section 10.12 Arbitration of the Loan Agreement is not applicable to this Deferral and Waiver Agreement. Section 10.12 Arbitration of the Loan Agreement is not applicable to this Deferral and Waiver Agreement.

     22. CONSTRUCTION. This Deferral and Waiver Agreement shall not be construed more strictly against Lender merely by virtue of the fact that the same has been prepared by Lender or its counsel, it being recognized that the Borrower and Lender have contributed substantially and materially to the preparation of this Deferral and Waiver Agreement, and the Borrower and Lender each acknowledge and waive any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Deferral and Waiver Agreement.

     23. ENTIRE AGREEMENT AND RATIFICATION. Borrower and Lender each acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied in this Deferral and Waiver Agreement and the Loan Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the Borrower and Lender, and subject to the modifications herein, the provisions of the Loan Documents are hereby ratified and confirmed.

     24. CONSENT TO AGREEMENT. Borrower acknowledges that it has thoroughly read and reviewed the terms and provisions of this Deferral and Waiver Agreement and is familiar with the same, that the terms and provisions contained herein are clearly understood by it and have been fully and unconditionally consented to by it and that the Borrower has had the full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Deferral and Waiver Agreement and that this Deferral and Waiver Agreement has been entered into by the Borrower freely, voluntarily, with full knowledge, and without duress, and that in executing this Deferral and Waiver Agreement, the Borrower is relying on no other representations either written or oral, express or implied, made to the Borrower by any other party hereto, and that the consideration received by the Borrower hereunder has been actual and adequate.

     25. RELEASE. As additional consideration for Lender entering into this Deferral and Waiver Agreement, the Borrower hereby fully and unconditionally releases and forever discharges Lender, its agents, servants, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations, and organizations acting in its behalf of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which the Borrower may now have or claim to have against Lender as of the date of this Deferral and Waiver Agreement, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way affecting, concerning, arising out of or founded upon the Loan Documents including, but not limited to, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to and including the date of this Deferral and Waiver Agreement.

     26. COUNTERPARTS. It is understood and agreed that this Deferral and Waiver Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Deferral and Waiver Agreement, even though all of the parties hereto may not have executed the same counterpart of this Deferral and Waiver Agreement.

     27. MISCELLANEOUS. This Deferral and Waiver Agreement is made for the sole protection of Lender and the Borrower and their respective successors and assigns. No other person shall have any right whatsoever hereunder. Notices to parties hereunder may be given to them at the addresses and in the manner provided in the Loan Documents. Time shall be of the strictest essence in the performance of each and every one of the Borrower's obligations hereunder. If any provision of this Deferral and Waiver Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in effect without impairment.

     IN WITNESS WHEREOF, this Deferral and Waiver Agreement has been executed by the parties hereto in manner and form sufficient to bind them, as of the day and year first above written.

                              BANK ONE, COLORADO, N.A.,
                              a national banking association

                              By:  /s/Dennis Warren
                              Name:  Dennis Warren
                              Its: First Vice President

                              VARI-L, INC.,
                              a Colorado corporation

                              By:  /s/William C. Andrews
                              Name: William C. Andrews
                              Its: Interim Chief Financial Officer